AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 2, 2003
                                                   REGISTRATION NO. 333-104165

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               Amendment No. 2 to

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                UNIT CORPORATION
             (Exact name of registrant as specified in its charter)

                             1000 KENSINGTON TOWER I
                                7130 SOUTH LEWIS
                              TULSA, OKLAHOMA 74136
                                 (918) 493-7700
     DELAWARE          (Name, address, including zip code,          73-1283193
 (State or other     and telephone number, including area code,       (I.R.S.
 jurisdiction of    of Registrant's principal executive offices)     Employer
 incorporation or                                                 Identification
  organization)                                                        No.)

                                 MARK E. SCHELL
                     SR. VICE PRESIDENT AND GENERAL COUNSEL
                                UNIT CORPORATION
        1000 KENSINGTON TOWER I, 7130 SOUTH LEWIS, TULSA, OKLAHOMA 74136
                                 (918) 493-7700
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  WITH COPY TO:
                             LYNNWOOD R. MOORE, JR.
                             CONNER & WINTERS, P.C.
                             3700 FIRST PLACE TOWER
                               15 EAST 5TH STREET
                           TULSA, OKLAHOMA 74103-4344
                                 (918) 586-5711

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                            (CONTINUED ON NEXT PAGE)
                            ------------------------

                         (CONTINUED FROM PREVIOUS PAGE)
                         ------------------------------
                         CALCULATION OF REGISTRATION FEE

                                          PROPOSED     PROPOSED
                                           MAXIMUM     MAXIMUM
                               AMOUNT     OFFERING    AGGREGATE    AMOUNT OF
  TITLE OF EACH CLASS OF        TO BE      PRICE       OFFERING  REGISTRATION
SECURITIES TO BE REGISTERED  REGISTERED  PER UNIT(2)   PRICE(1)       FEE
---------------------------  ----------  -----------  ---------  ------------
Debt Securities(3)               (2)          (2)         (2)
Preferred Stock(4)               (2)          (2)         (2)
Common Stock(5)
Preferred share purchase
  right(6)                       (2)          (2)         (2)
Warrants(7)                      (2)          (2)         (2)
Purchase Contracts (8)           (2)          (2)         (2)
Units (9)                        (2)          (2)         (2)
Total                      $250,000,000(2)   100%    $250,000,000    $20,225
                           ===============   ====    ============    =======

     (1) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o).

     (2) In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement, and not previously registered under the Securities Act, exceed $250,000,000. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

     (3) Subject to note (2), there is being registered hereunder an indeterminate principal amount of debt securities. If any debt securities are issued at an original issue discount, then the offering price shall be in such aggregate principal amount as shall result in an aggregate initial offering price for such securities (excluding any securities previously registered under the Securities Act) not to exceed $250,000,000 less the dollar amount of any securities previously issued hereunder.

     (4) Subject to note (2), such indeterminate number of shares of preferred stock, par value $1.00 per share, as may, from time to time, be issued at indeterminate prices, including preferred stock issuable upon conversion, redemption or exercise of debt securities, preferred stock, purchase contracts, warrants and/or units.

     (5) Subject to note (2), such indeterminate number of shares of common stock, par value $0.20 per share, as may, from time to time, be issued at indeterminate prices including common stock issuable upon conversion of debt securities, preferred stock, purchase contracts, warrants and/or units.

     (6) Each share of common stock is accompanied by a preferred share purchase right pursuant to the rights agreement, dated May 19, 1995, with Mellon Investor Services, L.L.C., as rights agent.

     (7) Subject to note (2), such indeterminate number of warrants as may, from time to time, be issued at indeterminate prices.

     (8) Subject to note (2), such indeterminate number of purchase contracts as may, from time to time, be issued at indeterminate prices.

     (9) Subject to note (2), such indeterminate number of units as may, from time to time, be issued at indeterminate prices.


The prospectus included in this registration statement also relates to up to $43,000,000 of securities previously registered under the registrants' registration statement on Form S-3 (file no. 333-83551). A registration fee of $27,800 was paid upon the filing of the prior registration statement. This registration statement also constitutes Post-Effective Amendment No. 2 with respect to such prior registration statement on Form S-3 (file no. 333-83551).

         The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(A) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 Subject to Completion, dated October 2, 2003


                                   PROSPECTUS

                                UNIT CORPORATION

                                  $250,000,000

                                 Debt Securities
                                 Preferred Stock
                                  Common Stock
                                    Warrants
                               Purchase Contracts
                                      Units

     By this prospectus, we may offer up to $250,000,000 of senior debt securities, subordinated debt securities preferred stock, common stock, warrants, purchase contracts and units on terms to be determined at the time of sale.

     We will provide you with more specific terms of the securities in supplements to this prospectus. The prospectus supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements to this prospectus carefully before you invest in the securities.

     We may offer these securities from time to time in amounts, at prices and on other terms to be determined at the time of offering. The total offering price of the securities offered to the public will be limited to $250,000,000.

     Our common stock is listed on the New York Stock Exchange under the symbol "UNT."

     There are significant risks associated with an investment in our securities. See "Risk Factors" beginning on page 2. You should also read carefully the risks we describe in the accompanying prospectus supplement for a better understanding of the risks and uncertainties that investors in our securities should consider.

     This prospectus may not be used to sell securities unless accompanied by a supplement to this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

            The date of this prospectus is               , 2003

                                TABLE OF CONTENTS

                                                                          Page

RISK FACTORS................................................................1

ABOUT THIS PROSPECTUS.......................................................4

FORWARD-LOOKING STATEMENTS..................................................5

WHO WE ARE..................................................................6

RECENT DEVELOPMENTS.........................................................6

RATIO OF EARNINGS TO FIXED CHARGES..........................................6

USE OF PROCEEDS.............................................................6

THE SECURITIES WE MAY OFFER.................................................7

DESCRIPTION OF DEBT SECURITIES..............................................7

DESCRIPTION OF CAPITAL STOCK...............................................14

DESCRIPTION OF WARRANTS....................................................17

DESCRIPTION OF PURCHASE CONTRACTS..........................................18

DESCRIPTION OF UNITS.......................................................19

PLAN OF DISTRIBUTION.......................................................19

LEGAL MATTERS..............................................................20

EXPERTS....................................................................21

INDEPENDENT ACCOUNTANTS....................................................21

WHERE YOU CAN FIND MORE INFORMATION........................................21

DOCUMENTS INCORPORATED BY REFERENCE........................................21

                                  RISK FACTORS

     You should carefully consider the following risk factors, in addition to the other information set forth in this prospectus, before purchasing any of our securities. Each of these risk factors could hurt our business, operating results and financial condition, as well as the value of an investment in any of our securities, all as discussed below. This investment involves a high degree of risk.

Oil and gas prices are volatile, and low prices have negatively affected our financial results and could do so in the future.

     Our revenues, operating results, cash flow and future rate of growth depend substantially upon prevailing prices for oil and gas. Historically, oil and gas prices and markets have been volatile, and they are likely to continue to be volatile in the future. Any decline in prices in the future would have a negative impact on our future financial results. Because our reserves are predominantly gas, changes in gas prices may have a particularly large impact on our financial results.

     Prices for oil and gas are subject to wide fluctuations in response to relatively minor changes in the supply of and demand for oil and gas, market uncertainty and a variety of additional factors that are beyond our control. These factors include:

     . political conditions in oil producing regions, including the Middle East and South America;

     . the ability of the members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;

     .    the price of foreign imports;

     .    actions of governmental authorities;

     .    the domestic and foreign supply of oil and gas;

     .    the level of consumer demand;

     .    weather conditions;

     .    domestic and foreign government regulations;

     .    the price, availability and acceptance of alternative fuels; and

     .    overall economic conditions.

     These factors and the volatile nature of the energy markets make it impossible to predict with any certainty the future prices of oil and gas. This uncertainty increases our financial risks of committing available capital for future drilling and development operations and oil and gas property acquisitions.

Our contract drilling operations depend on levels of activity in the oil and gas exploration and production industry.

     Our contract drilling operations depend on the level of activity in oil and gas exploration and production in our operating markets. Both short-term and long-term trends in oil and gas prices affect the level of that activity. Because oil and gas prices are volatile, the level of exploration and production activity can also be volatile. We expect that in the near term our customers will continue a cautious approach to exploration and development spending. Any decrease from current oil and gas prices would depress the level of exploration and production activity. This, in turn, would likely result in a decline in the demand for our drilling services.

The industries in which we operate are highly competitive, and many of our competitors have greater resources than we do. In particular, the contract drilling industry has intense price competition and excess rig supply.

     The drilling industry in which we operate is very competitive. Most drilling contracts are awarded on the basis of competitive bids, which results in intense price competition. In the markets in which we operate, the number of rigs available for use exceeds the demand for rigs, which increases this price competition. Several of our competitors in the contract drilling industry have greater financial and human resources than we do. These resources may enable them to better withstand periods of low rig utilization, to compete more effectively on the basis of price and technology, to build new rigs or acquire existing rigs and to provide rigs more quickly than we do in periods of high rig utilization.

     The oil and gas industry is also highly competitive. We compete in the areas of property acquisitions and oil and gas exploration, development, production and marketing with major oil companies, other independent oil and natural gas concerns and individual producers and operators. In addition, we must compete with major and independent oil and natural gas concerns in recruiting and retaining qualified employees. Many of our competitors in the oil and gas industry have substantially greater financial and other resources than we do.

Shortages of experienced personnel for our contract drilling operations could limit our ability to meet the demand for our services.

     In recent years, the number of oil and gas drilling rigs in operation has declined substantially. As a result, a large number of experienced personnel in this industry have moved to other industries or fields. If the demand for contract drilling services should increase significantly, we and most other drilling contractors may have difficulties in employing enough qualified and experienced personnel to be able to meet that demand completely.

Our operations have significant capital requirements, and our debt could have important consequences to you.

     We have experienced and expect to continue to experience substantial working capital needs due to our growth in drilling operations and our active exploration, development and exploitation programs. From time to time we incur borrowings to help meet our working capital requirements. Our level of indebtedness, the cash flow needed to satisfy our indebtedness and the covenants governing our indebtedness could:

     . limit funds available for financing capital expenditures, our drilling program or other activities or cause us to curtail these activities;

     . limit our flexibility in planning for, or reacting to changes in, our business;

     . place us at a competitive disadvantage to some of our competitors that have less debt than we do;

     . make us more vulnerable during periods of low oil and gas prices or in the event of a downturn in our business; and

     . prevent us from obtaining additional financing on acceptable terms or limit amounts available under our existing or any future credit facilities.

     Our ability to meet our debt obligations will depend on our future performance. In addition, lower oil and gas prices could result in future reductions in the amount available for borrowing under our loan agreement, reducing our liquidity and even triggering mandatory loan repayments.

Our future performance depends upon our ability to find or acquire additional oil and gas reserves that are economically recoverable.

     In general, production from oil and natural gas properties declines as reserves are depleted, with the rate of decline depending on reservoir characteristics. Unless we successfully replace the reserves that we produce, our reserves will decline, resulting eventually in a decrease in oil and gas production and lower revenues and cash flow from operations. We may not be able to continue to replace our oil and gas reserves at acceptable costs. Low prices of oil and gas may further limit the kinds of reserves that can economically be developed. Lower prices also decrease our cash flow and may cause us to decrease capital expenditures.

Our exploration and production operations involve a high degree of business and financial risk.

     Exploitation, development and exploration involve numerous risks that may result in dry holes, the failure to produce oil and gas in commercial quantities and the inability to fully produce discovered reserves. The cost of drilling, completing and operating wells is substantial and uncertain. Numerous factors beyond our control may cause the curtailment, delay or cancellation of drilling operations, including:

     .    unexpected drilling conditions;

     .    pressure or irregularities in formations;

     .    equipment failures or accidents;

     .    adverse weather conditions;

     .    compliance with governmental requirements; and

     . shortages or delays in the availability of drilling rigs or delivery crews and the delivery of equipment.

     Exploratory drilling is a speculative activity. We may not be able to maintain our historic success rate. Also, , we may ultimately not lease or drill the prospects that we have identified or budgeted for within the expected time frame, or at all. A decline in our drilling success rate will have an adverse effect on our future results of operations and financial condition.

Our hedging arrangements might limit the benefit of increases in natural gas prices.

     In order to reduce our exposure to short-term fluctuations in the price of oil and gas, we sometimes enter into hedging arrangements. Our hedging arrangements apply to only a portion of our production and provide only partial price protection against declines in oil and gas prices. These hedging arrangements may expose us to risk of financial loss and limit the benefit to us of increases in prices.

Estimates of our reserves are uncertain and may prove to be inaccurate, and oil and gas price declines may lead to an impairment of our oil and gas assets.

     There are numerous uncertainties inherent in estimating quantities of proved reserves and their values, including many factors beyond our control. The reserve data included or incorporated by reference in this prospectus or any accompanying prospectus represent only estimates. Reservoir engineering is a subjective and inexact process of estimating underground accumulations of oil and gas that cannot be measured in an exact manner. Estimates of economically recoverable oil and gas reserves depend on a number of variable factors, including historical production from the area compared with production from other producing areas, and assumptions concerning:

     .    the effects of regulations by governmental agencies;

     .    future oil and gas prices;

     .    future operating costs;

     .    severance and excise taxes;

     .    development costs; and

     .    workover and remedial costs.

     Some or all of these assumptions may vary considerably from actual results. For these reasons, estimates of the economically recoverable quantities of oil and gas attributable to any particular group of properties, classifications of those reserves based on risk of recovery, and estimates of the future net cash flows from reserves prepared by different engineers or by the same engineers but at different times may vary substantially. Accordingly, reserve estimates may be subject to downward or upward adjustment. Actual production, revenues and expenditures with respect to our reserves will likely vary from estimates, and those variances may be material.

     The information regarding discounted future net cash flows included in or incorporated by reference in this prospectus should not be considered as the current market value of the estimated oil and gas reserves attributable to our properties. As required by the SEC, the estimated discounted future net cash flows from proved reserves are based on prices and costs as of the date of the estimate, while actual future prices and costs may be materially higher or lower. Actual future net cash flows also will be affected by the following factors:

     .    the amount and timing of actual production;

     .    supply and demand for oil and gas;

     .    increases or decreases in consumption; and

     .    changes in governmental regulations or taxation.

     In addition, the 10% discount factor, which is required by the SEC to be used in calculating discounted future net cash flows for reporting purposes, is not necessarily the most appropriate discount factor based on interest rates in effect from time to time and risks associated with our operations or the oil and gas industry in general.

     We periodically review the carrying value of our oil and gas properties under the full cost accounting rules of the SEC. Under these rules, capitalized costs of proved oil and gas properties may not exceed the present value of estimated future net revenues from proved reserves, discounted at 10%. Application of the ceiling test generally requires pricing future revenue at the unescalated prices in effect as of the end of each fiscal quarter and requires a write-down for accounting purposes if the ceiling is exceeded, even if prices were depressed for only a short period of time. We may be required to write down the carrying value of our oil and gas properties when oil and gas prices are depressed or unusually volatile. If a write-down is required, it would result in a charge to earnings, but would not impact cash flow from operating activities. Once incurred, a write-down of oil and gas properties is not reversible at a later date.

Our operations present inherent risks of loss.

     Our drilling operations are subject to many hazards inherent in the drilling industry, including blowouts, cratering, explosions, fires, loss of well control, loss of hole, damaged or lost drilling equipment and damage or loss from inclement weather. Our exploration and production operations are subject to these and similar risks. Any of these events could result in personal injury or death, damage to or destruction of equipment and facilities, suspension of operations, environmental damage and damage to the property of others. Generally, drilling contracts provide for the division of responsibilities between a drilling company and its customer, and we seek to obtain indemnification from our drilling customers by contract for some of these risks. To the extent that we are unable to transfer these risks to drilling customers by contract or indemnification agreements, we seek protection through insurance which our management considers to be adequate. However, our insurance or indemnification agreements may not adequately protect us against liability from all of the consequences of the hazards described above. The occurrence of an event not fully insured or indemnified against, or the failure of a customer to meet its indemnification obligations, could result in substantial losses. In addition, insurance may not be available to cover any or all of these risks. Even if available, the insurance might not be adequate to cover all of our losses, or we might decide against obtaining that insurance because of high premiums or other costs. We are self-insured for certain losses relating to workers' compensation, general liability, property damage and employee medical benefits. Under most of our insurance policies, our exposure (i.e. our deductible or retention) per occurrence ranges from $200,000 for general liability to $1 million for rig physical damage. We have purchased stop-loss coverage in order to limit, to the extent feasible, our per occurrence and aggregate exposure to certain claims.

Compliance with governmental and environmental regulations increases our costs of doing business and exposes us to potential liabilities.

     Our business is subject to federal, state and local laws and regulations on taxation, the exploration for and development, production and marketing of oil and gas and safety matters. Many laws and regulations require drilling permits and govern the spacing of wells, rates of production, prevention of waste, unitization and pooling of properties and other matters. These laws and regulations have increased the costs of planning, designing, drilling, installing, operating and abandoning our oil and gas wells and other facilities. In addition, these laws and regulations, and any others that are passed by the jurisdictions where we have production, could limit the total number of wells drilled or the allowable production from successful wells, which could limit our revenues.

     Our operations are also subject to complex environmental laws and regulations adopted by the various jurisdictions where we operate. We could incur liability to governments or third parties for any unlawful discharge of oil, gas or other pollutants into the air, soil or water, including responsibility for remedial costs. We could potentially discharge these materials into the environment in any number of ways including the following:

     .    from a well or drilling equipment at a drill site;

     . from gathering systems, pipelines, transportation facilities and storage tanks;

     . damage to oil and natural gas wells resulting from accidents during normal operations; and

     .    blowouts, cratering and explosions.

     Because we acquire interests in properties that have been operated in the past by others, we may be liable for environmental damage caused by the former operators.

Our stockholders' rights plan and provisions of Delaware law and our by-laws and charter could discourage change in control transactions and prevent stockholders from receiving a premium on their investment.

     Our by-laws provide for a classified board of directors with staggered terms and authorize the board of directors to set the terms of preferred stock. In addition, our charter and Delaware law contain provisions that impose restrictions on business combinations with interested parties. We have also adopted a stockholders' rights plan. Because of our stockholders' rights plan and these provisions of our by-laws, charter and Delaware law, persons considering unsolicited tender offers or other unilateral takeover proposals may be more likely to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. As a result, these provisions may make it more difficult for our stockholders to benefit from transactions that are opposed by an incumbent board of directors.

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $250,000,000.

     This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading below "Where You Can Find More Information."

     You should rely only on the information or representations incorporated by reference or provided in this prospectus and in the accompanying prospectus supplement. We have not authorized anyone to provide you with different information. You may obtain copies of the registration statement, or of any document which we have filed as an exhibit to the registration statement or to any other SEC filing, either from the SEC or from our corporate secretary as described below. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the accompanying prospectus supplement is accurate as of any date other than the dates printed on the front of each such document.

     Unless otherwise indicated or otherwise required by the context in which the term occurs, all references in this prospectus or a supplement to "we," "our," "us," "company" or similar terms refer to Unit Corporation together with its subsidiaries.

                           FORWARD-LOOKING STATEMENTS

     This prospectus, including the information we incorporate by reference, information included in, or incorporated by reference from, future filings by us with the SEC, as well as information contained in written material, press releases and oral statements issued by or on behalf of us, contain, or may contain, certain statements that may be deemed to be "forward-looking statements" within the meaning of federal securities laws. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus, which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words "believes," "intends," "expects," "anticipates," "projects," "estimates," "predicts" and similar expressions are also intended to identify forward-looking statements.

     These forward-looking statements include, among others, such things as:

     .    the amount and nature of our future capital expenditures;

     .    wells to be drilled or reworked;

     .    prices for oil and gas;

     .    demand for oil and gas;

     .    exploitation and exploration prospects;

     .    estimates of proved oil and gas reserves;

     .    reserve potential;

     .    development and infill drilling potential;

     .    drilling prospects;

     .    expansion and other development trends of the oil and gas industry;

     .    business strategy;

     .    production of oil and gas reserves;

     .    expansion and growth of our business and operations; and

     .    drilling rig utilization and drilling rig rates.

     These statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties which could cause actual results to differ materially from our expectations, including:

     . the risk factors discussed in this prospectus and in the documents we incorporate by reference;

     .    general economic, market or business conditions;

     . the nature or lack of business opportunities that may be presented to and pursued by us;

     .    demand for our land drilling services;

     .    changes in laws or regulations; and

     .    other factors, most of which are beyond our control.

     We describe these risks and uncertainties in greater detail under the caption "Risk Factors" below and in our recent Forms 10-Q and 10-K filed with the SEC. See "Where You Can Find More Information" and "Documents Incorporated by Reference."

     You should not place undue reliance on any these forward-looking statements. We disclaim any current intention to update forward-looking information and to release publicly the results of any future revisions we may make to forward-looking statements to reflect events or circumstances after the date of this prospectus or the accompanying prospectus supplement to reflect the occurrence of unanticipated events. Nothing in this section should suggest any statements made in this prospectus or any prospectus supplement which relate to a rollup transaction or are made in connection with an offering by, or relating to the operations of, a partnership, limited liability company or a direct participation investment program will be entitled to the protections of Section 27A of the Securities Act of 1933, as amended.

                                   WHO WE ARE

     Unit Corporation is an independent energy company that, through its subsidiaries,

     .    searches for and produces oil and natural gas,

     .    buys producing oil and natural gas properties, and

     .    drills onshore oil and natural gas wells for other parties.

     Our operations are principally located in the Mid-Continent region, as well as the Permian, Gulf Coast Basins and the Rocky Mountain area of the United States.

     Our principal executive offices are located at 1000 Kensington Tower I, 7130 South Lewis, Tulsa, Oklahoma 74136, and our telephone number is (918) 493-7700.

                               RECENT DEVELOPMENTS

     On August 14, 2003 we signed a definitive agreement to acquire, by merger, PetroCorp Incorporated. Under the terms of this acquisition, subject to certain adjustments, we would pay $182,000,000 in cash for all of the outstanding stock of that company. The closing of this transaction is subject to a number of conditions including its approval by the required number of shareholders of that company.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table shows our ratio of earnings to fixed charges for the periods indicated:

                                                                 Six Months
                               Year Ended December 31,         Ended June 30,
                        ------------------------------------   --------------
                        1998    1999    2000    2001    2002    2002    2003
                        ----    ----    ----    ----    ----    ----    ----

Ratio of Earnings
  to Fixed Charges      1.44    1.84   11.15   31.91   23.56   20.44   76.77

     Earnings available for fixed charges represent earnings from continuing operations but does not include income taxes, fixed charges and earnings recognized from our equity in Superior Pipeline Company. Fixed charges represent interest incurred and guaranteed plus that portion of rental expense deemed to be the equivalent of interest.


                                 USE OF PROCEEDS

         Except as otherwise described in any prospectus supplement, the net proceeds from the sale of securities offered from time to time will be used for general corporate purposes, which may include:

     .    repayment or refinancing of our debt;

     .    working capital;

     .    capital expenditures;

     .    purchases of oil and gas properties or drilling rigs; and

     .    repurchases and redemptions of securities.

                           THE SECURITIES WE MAY OFFER

     This prospectus is part of a shelf registration statement. Under this shelf registration statement, we may offer from time to time up to $250,000,000 of any of the following securities:

     .    debt securities;

     .    preferred stock;

     .    common stock;

     .    warrants to purchase debt securities, preferred stock or common stock;

     .    purchase contracts; and

     .    units.

                         DESCRIPTION OF DEBT SECURITIES

     The following description of the terms of the debt securities, which may consist of senior notes and debentures and subordinated notes and debentures, sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities being offered will be described in the prospectus supplement relating to such debt securities. You will need to review both the prospectus supplement and the following description for a description of the terms of a particular issue of our debt securities.

     The debt securities will be general obligations and may be subordinated to our senior indebtedness (as discussed below) to the extent set forth in the applicable prospectus supplement. See "Description of Debt Securities--Subordination" below. Debt securities will be issued under an indenture to be entered into between us and an indenture trustee to be selected by us and named in a prospectus supplement. A copy of the form of indenture has been filed as an exhibit to the registration statement. This discussion of certain provisions of the indenture is a summary of all material provisions of the Indenture. This discussion is completely qualified by reference to the actual terms of the indenture. Whenever defined terms are used but not defined in this prospectus, those terms have the meanings specified in the indenture.

General

     The indenture does not limit the aggregate principal amount of debt securities that we may issue. We may issue the debt securities from time to time in one or more series. The indenture does not limit the amount of other unsecured indebtedness or securities which we may issue. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not benefit from any covenant or other provision that would afford holders of debt securities special protection in the event of a highly leveraged transaction involving us. The applicable prospectus supplement will contain the following terms of the debt securities of the series for which the prospectus supplement is being delivered:

     .    the title;

     .    any limit on the aggregate principal amount of the debt securities;

     . the date or dates on which the principal and premium, if any, are payable;

     . the rate or rates (which may be fixed or variable), or the method of determining the rate or rates, at which the debt securities will bear interest, the date or dates from when interest will accrue, the dates when interest will be payable or the method by which the dates will be determined, the record dates for determining who the interest will be paid to, and the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

     .    when principal, premium, if any, and interest will be paid;

     .    the terms and conditions on which the debt securities may be redeemed;

     . our obligation, if any, to redeem, purchase, or repay the debt securities because of any sinking fund or analogous provisions or at the option of a holder of the debt securities and the price or prices at which, the period or periods within which, and the terms on which the debt securities of the series will be redeemed, purchased, or repaid, in whole or in part;

     . the terms, if any, on which the debt securities may be convertible into or exchanged for our securities and the terms and conditions upon which such conversion or exchange will be effected, including the initial conversion or exchange price or rate, the conversion or exchange period and any other provision;

     .    the denominations in which the debt securities will be issuable;

     . if the amount of principal, premium, if any, or interest with respect to the debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

     . if the principal amount payable at the stated maturity of the debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount that will be due and payable upon any maturity other than the stated maturity or that will be deemed to be outstanding as of any such date (or, in such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent principal amount in United States currency;

     . any changes or additions to the provisions of the indenture dealing with defeasance, including the addition of additional covenants that may be subject to our covenant defeasance option;

     . if other than United States dollars, the coin or currency or currencies or units of two or more currencies in which payment of the principal, premium, if any, and interest with respect to debt securities shall be payable;

     . if other than the principal amount of debt securities, the portion of the principal amount of debt securities which will be payable upon declaration of acceleration or provable in bankruptcy;

     . the terms, if any, of the transfer, mortgage, pledge or assignment as security for the debt securities of any properties, assets, moneys, proceeds, securities or other collateral, including whether certain provisions of the Trust Indenture Act are applicable and any corresponding changes to provisions of the indenture as currently in effect;

     . any addition to or change in the events of default with respect to the debt securities and any change in the right of the trustee or the holders to declare the principal of and interest on such debt securities due and payable;

     . whether the debt securities will be issued in whole or in part in global form, the terms and conditions on which any global security may be exchanged in whole or in part for other individual debt securities in definitive registered form and the depositary for any such global security;

     . any trustees, authenticating or paying agents, transfer agents or registrars;

     . the applicability of, and any addition to or change in the covenants and definitions currently set forth in the indenture or in the terms relating to permitted consolidations, mergers, or sales of assets, including conditioning any merger, conveyance, transfer or lease permitted by the indenture upon the satisfaction of an indebtedness coverage standard by us;

     . the terms, if any, of any guarantee of the payment of principal of, and premium, if any, and interest on, debt securities and any corresponding changes to the provisions of the indenture as currently in effect;

     . the subordination, if any, of the debt securities and any changes or additions to the provisions of the indenture relating to subordination;

     . if debt securities do not bear interest, the dates for certain required reports to the trustee;

     . any other terms of the debt securities not prohibited by the indenture; and

     . any material United States federal income tax consequences or other special considerations applicable to the series of debt securities offered.

     Senior debt securities may be issued as original issue discount senior debt securities, which bear no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below their stated principal amount due at the stated maturity of the senior debt securities. There may be no periodic payments of interest on original issue discount securities. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder of the original issue discount security upon acceleration will be determined in accordance with the prospectus supplement, the terms of the security and the indenture, but will be an amount less than the amount payable at the maturity of the principal of the original issue discount security.

     If the senior debt securities are issued with "original issue discount" within the meaning of the Internal Revenue Code of 1986, as amended, then a holder of those senior debt securities will be required under the Internal Revenue Code to include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of cash attributable to that income. Generally, the total amount of original issue discount on a senior debt security will be the excess of the stated redemption price at maturity of the security over the price at which the security is sold to the public. To the extent a holder of a senior debt security receives a payment (at the time of acceleration of maturity, for example) that represents payment of original issue discount already included by the holder in ordinary income or reflected in the holder's tax basis in the security, that holder generally will not be required to include the payment in income. The specific terms of any senior debt securities that are issued with original issue discount and the application of the original discount rules under the Internal Revenue Code to those securities will be described in a prospectus supplement for those securities.

     Payments of interest on debt securities will be made at the corporate trust office of the trustee or at our option by check mailed to the registered holders of debt securities or, if so provided in the applicable prospectus supplement, at the option of a holder by wire transfer to an account designated by such holder.

     Unless otherwise provided in the applicable prospectus supplement, debt securities may be transferred or exchanged at the office of the trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the indenture, without the payment of any service charge, other than any applicable tax or governmental charge.

Global Securities

     The debt securities of a series may be issued in whole or in part in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the prospectus supplement relating to such series. In that case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered debt securities of the series to be represented by such global security or securities. Until it is exchanged in whole or in part for debt securities in definitive registered form, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

     The specific terms of any depositary arrangement will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

     If we issue a global security, the depositary for such global security will credit on its system, the respective principal amounts of the debt securities represented by such global security to the accounts of persons that have accounts with such depositary ("participants"). The underwriters or agents participating in the distribution of the debt securities will designate the amounts to be credited. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants. Ownership and transfer of beneficial interests in the global security will be effected only through, records maintained by the depositary for the global security (with respect to interests of participants) or by participants or persons that hold through participants (with respect to interests of persons other than participants). While depositary for a global security, or its nominee, is the registered owner of such global security, the depositary or such nominee, as the case may be, will be the sole owner or holder of the debt securities represented by such global security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a global security will not be entitled to have the debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such debt securities and will not be considered the owners or holders of such debt securities under the indenture.

     Principal, premium, if any, and interest payments on debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. We, the trustee or any paying agent for such debt securities will not have any responsibility or liability for the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     We expect that the depositary for any debt securities represented by a global security, on receipt of any payment of principal, premium, or interest, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global security as shown on the records of such depositary. We also expect that payments by participants to owners of beneficial interests in the global security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

     If the depositary for any debt securities represented by a global security is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue the debt securities in exchange for the global security. Also, we may determine not to have any of the debt securities of a series represented by one or more global securities and, in that event, will issue debt securities of such series in definitive form in exchange for the global security or Securities representing such debt securities.

Subordination

     Debt securities may be subordinated to the prior payment of all our indebtedness that is designated as "senior indebtedness." Senior indebtedness, with respect to any series of subordinated debt securities, will consist of any of our indebtedness that is designated in a resolution of our board of directors or the supplemental indenture establishing such series as senior indebtedness with respect to such series.

     If we make a payment or distribution of our assets to our creditors or if there is a total or partial liquidation or we are dissolved or we file for bankruptcy, receivership, or similar proceeding, the holders of the senior indebtedness will be paid in full before the holders of the subordinated debt would receive any payment with respect to the subordinated debt securities. Until the senior indebtedness is paid in full, there would be no distribution to the holders of the subordinated debt securities (except that the holders may receive shares of stock and any debt securities that are subordinated to senior indebtedness to at least the same extent as the subordinated debt securities).

     We may not make any payments of principal, premium, or interest with respect to subordinated debt securities, make any deposit for the purpose of defeasance of such subordinated debt securities, or repurchase, redeem, or otherwise retire (except, in the case of subordinated debt securities that provide for a mandatory sinking fund, by the delivery of subordinated debt securities by us to the trustee in satisfaction of our sinking fund obligation) any subordinated debt securities if:

     (a) any principal, premium, if any, or interest with respect to senior indebtedness is not paid within any applicable grace period (including at maturity), or

     (b) any other default on senior indebtedness occurs and the maturity of such senior indebtedness is accelerated in accordance with its terms,

     unless, in either case,

          (i) the default has been cured or waived and such acceleration has been rescinded,

          (ii)  such senior indebtedness has been paid in full in cash, or

          (iii) we and the trustee receive written notice approving such payment from the representatives of each issue of "designated senior indebtedness" (which will include any specified issue of senior indebtedness).

     During any default (other than a default described in clause (a) or (b) above) on any senior indebtedness under which the maturity of the senior indebtedness may be accelerated without further notice (except any notice required to effect the acceleration) or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for a period (the "payment blockage period") starting on our receipt and the trustee's receipt of written notice of the election to effect a payment blockage period and ending 179 days thereafter. The payment blockage period may be terminated before its expiration by written notice to the trustee and to us from the person who gave the blockage notice, by repayment in full in cash of the senior indebtedness with respect to which the blockage notice was given, or because the default giving rise to the payment blockage period is no longer continuing. Unless the holders of the senior indebtedness have accelerated the maturity of the senior indebtedness, we may resume payments on the subordinated debt securities after the expiration of the payment blockage period. Not more than one blockage notice may be given in any period of 360 consecutive days unless the first blockage notice within such 360-day period is given by or on behalf of holders of designated senior indebtedness other than the bank indebtedness, in which case the representative of the bank indebtedness may give another blockage notice within such period. In no event, however, may the total number of days during which any payment blockage period or periods is in effect exceed 179 days in the aggregate during any period of 360 consecutive days. After all senior indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of the subordinated debt securities shall be subrogated to the rights of holders of senior indebtedness to receive distributions applicable to senior indebtedness.

     As a result of the subordination provisions, in the event of our bankruptcy or insolvency, our creditors who are holders of senior indebtedness, as well as certain of our general creditors, may recover ratably more than the holders of the subordinated debt securities.

Events of Default and Remedies

     The following events are defined in the indenture as "events of default" with respect to a series of debt securities:

     (a) a default in the payment of any installment of interest (whether or not, in the case of subordinated debt securities, such payment shall be prohibited by reason of the subordination provision described above) and continuance of such default for a period of 30 days;

     (b) a default in the payment of principal or premium, if any, whether at maturity, upon redemption, by declaration, upon required repurchase, or otherwise (whether or not, in the case of subordinated debt securities, such payment shall be prohibited by reason of the subordination provision described above);

     (c) a default in the payment of any sinking fund payment;

     (d) we fail to comply with the provisions of the indenture relating to consolidations, mergers and sales of assets;

     (e) we fail to observe or perform any other covenants or agreements in the debt securities, in any resolution of our board of directors authorizing the issuance of the debt securities, in the indenture, or in any supplemental indenture (other than a covenant or agreement a default in the performance of which is otherwise specifically dealt with) for a period of 60 days following the date we receive proper written notice specifying the failure;

     (f) we do not pay our indebtedness within any applicable grace period after final maturity or the indebtedness is accelerated by the holders of the indebtedness because of a default, the total amount of such indebtedness unpaid or accelerated exceeds the amount specified or the United States dollar equivalent of the amount specified million at the time, and such default remains uncured or such acceleration is not rescinded for 10 days after the date on which written notice specifying such failure and requiring us to remedy such failure shall have been given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the debt securities of that series at the time outstanding;

     (g) we

          (1) voluntarily commence any proceeding or file any petition seeking relief under the United States Bankruptcy Code or other federal or state bankruptcy, insolvency, or similar law,

          (2) consent to the institution of, or fail to controvert within the time and in the manner prescribed by law, any such proceeding of the filing of any such petition,

          (3) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, or similar official for us for a substantial part of our property,

          (4) file an answer admitting the material allegations of a petition filed against us in any such proceeding,

          (5) make a general assignment for the benefit of our creditors,

          (6) admit in writing our inability or fail generally to pay our debts as they become due,

          (7) take corporate action for the purpose of effecting any of the foregoing, or

          (8) take any comparable action under any foreign laws relating to insolvency;

     (h) the entry of an order or decree by a court having competent jurisdiction for

          (1) relief with respect to us or a substantial part of our property under the United States Bankruptcy Code or any other federal or state bankruptcy, insolvency, or similar law,

          (2) the appointment of a receiver, trustee, custodian, sequestrator, or similar official for us or for a substantial part of our property, or

          (3) our winding-up or liquidation;

     and such order or decree shall continue unstayed and in effect for 60 consecutive days, or any similar relief is granted under any foreign laws and the order or decree stays in effect for 60 consecutive days; or

     (i) any other event of default provided under the terms of the debt securities of that series.

     An event of default with respect to one series of debt securities is not necessarily an event of default for another series.

     If an event of default occurs and is continuing with respect to any series of debt securities, unless the principal and interest with respect to all the debt securities of such series shall have already become due and payable, either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding may declare the principal of (or, if original issue discount debt securities, such portion of the principal amount as may be specified in such series) and interest on all the debt securities of such series due and payable immediately.

     If an event of default occurs and is continuing, the trustee shall be entitled and empowered to institute any action or proceeding for the collection of the sums so due and unpaid or to enforce the performance of any provision of the debt securities of the affected series or the indenture, to prosecute any such action or proceeding to judgment or final decree, and to enforce any such judgment or final decree against us or any other obligor on the debt securities of such series. In addition, if there is pending proceedings for the bankruptcy or reorganization of the company or any other obligor on the debt securities, or if a receiver, trustee, or similar official shall have been appointed for our property, the trustee shall be entitled and empowered to file and prove a claim for the whole amount of principal, premium and interest (or, in the case of original issue discount debt securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid with respect to the debt securities. No holder of any debt securities of any series shall have any right to institute any action or proceeding upon or under or with respect to the indenture, for the appointment of a receiver or trustee, or for any other remedy, unless:

     (a) such holder previously will have given to the trustee written notice of an event of default with respect to debt securities of that series and of the continuance of such event of default;

     (b) the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series will have made written request to the trustee to institute such action or proceeding with respect to the event of default and will have offered to the trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred in connection with such action or proceeding; and

     (c) the trustee, for 60 days after its receipt of such notice, request, and offer of indemnity will have failed to institute such action or proceeding and no direction inconsistent with such written request shall have been given to the trustee pursuant to the provisions of the indenture.

     Prior to the acceleration of the maturity of the debt securities of any series, the holders of a majority in aggregate principal amount of the debt securities of that series at the time outstanding may, on behalf of the holders of all debt securities of that series, waive any past default or event of default and its consequences for that series, except:

     (a) a default in the payment of the principal, premium, if any, or interest with respect to such debt securities; or

     (b) a default with respect to a provision of the indenture that cannot be amended without the consent of each holder so affected.

     In case of any such waiver, the default shall cease to exist, any event of default arising from the default will be deemed to have been cured for all purposes, and we, the trustee and the holders of the debt securities of that series will each be restored to their former positions and rights under the indenture.

     The trustee will, within 90 days after the occurrence of a default known to it with respect to a series of debt securities, give to the holders of the debt securities notice of all uncured defaults known to it, unless the defaults will have been cured or waived before the giving of such notice; provided, however, that except in the case of default in the payment of principal, premium, or interest with respect to the debt securities or in the making of any sinking fund payment with respect to the debt securities, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of the debt securities.

Modification of the Indenture

     We and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under the indenture for one or more of the following purposes:

     (a) to evidence our succession by another person and the assumption by such successor of our covenants, agreements, and obligations in the indenture and in the debt securities;

     (b) to surrender any right or power conferred upon us by the indenture, to add further covenants, restrictions, conditions, or provisions for the protection of the holders of all or any series of debt securities, and to make the occurrence, or the occurrence and continuance of a default in any of such additional covenants, restrictions, conditions, or provisions, a default or an event of default under the indenture;

     (c) to cure any ambiguity or to correct or supplement any provision contained in the indenture, in any supplemental indenture, or in any debt securities that may be defective or inconsistent with any other provision contained in the indenture, in any supplemental indenture, or in any debt securities, to convey, transfer, assign, mortgage, or pledge any property to or with the trustee, or to make such other provisions in regard to matters or questions arising under the indenture as shall not adversely affect the interests of any holders of debt securities of any series;

     (d) to modify or amend the indenture in such a manner as to permit the qualification of the indenture or any supplemental indenture under the Trust indenture Act as then in effect;

     (e) to add or change any of the provisions of the indenture to change or eliminate any restriction on the payment of principal or premium with respect to debt securities so long as any such action does not adversely affect the interest of the holders of debt securities in any material respect or permit or facilitate the issuance of debt securities of any series in uncertificated form;

     (f) to comply with the provisions of the indenture relating to consolidations, mergers, and sales of assets;

     (g) in the case of subordinated debt securities, to make any change in the provisions of the indenture relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness under such provisions (but only if such holder of senior indebtedness consents to such change);

     (h) to add guarantees with respect to the debt securities or to secure the debt securities;

     (i) to add to, change, or eliminate any of the provisions of the indenture with respect to one or more series of debt securities, so long as any such addition, change, or elimination not otherwise permitted under the indenture shall

          (1) neither apply to any debt securities of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor modify the rights of the holders of any such debt security with respect to such provision, or

          (2) become effective only when there is no such debt security outstanding;

     (j) to evidence and provide for the acceptance of appointment by a successor or separate trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the indenture by more than one trustee; and

     (k) to establish the form or terms of any series of debt securities.

     With the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected, we and the trustee may from time to time and at any time enter into a supplemental indenture for the purpose of adding any provisions to, changing in any manner, or eliminating any of the provisions of the indenture or of any supplemental indenture or modifying in any manner the rights of the holder of the debt securities of such series. However, without the consent of all of the holders of each debt security so affected, no such supplemental indenture may:

     . reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

     . reduce the interest rate or extend the time for payment of interest on any debt security;

     . reduce the principal of or extend the stated maturity of any debt security;

     . reduce the premium payable upon the redemption of any debt security or change the time at which any debt security may or shall be redeemed;

     . make any debt security payable in a currency other than that stated in the debt security;

     . in the case of any subordinated debt security, make any change in the provisions of the indenture relating to subordination that adversely affects the rights of any holder under such provisions;

     . release any security that may have been granted with respect to the debt securities; or

     . make any change in the provisions of the indenture relating to waivers of defaults or amendments that require unanimous consent.

Consolidation, Merger and Sale of Assets

     The indenture provides that we may not consolidate with or merge with or into any person, or convey, transfer, or lease all or substantially all of our assets, unless the following conditions have been satisfied:

     (a) Either

          (i)   we are the continuing person in the case of a merger, or

          (ii) the successor corporation is a corporation organized and existing under the laws of the United States, any State, or the District of Columbia and shall expressly assume all of our obligations under the debt securities and the indenture.

     (b) Immediately after giving effect to the transaction (and treating any indebtedness that becomes an obligation of the successor corporation or any of our subsidiaries as a result of the transaction as having been incurred by the successor corporation or a subsidiary at the time of the transaction), no default or event of default would occur or be continuing; and

     (c) We have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that the consolidation, merger, or transfer complies with the indenture.

Satisfaction and Discharge of the Indenture

     The indenture provides, among other things, that when all debt securities not previously delivered to the trustee for cancellation (1) have become due and payable or (2) will become due and payable at their stated maturity within one year, we may deposit with the trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation. Those funds will include all principal, premium, if any, and interest, if any, to the date of the deposit or to the stated maturity, as applicable. Upon such deposit, the indenture will cease to be of further effect except as to our obligations to pay all other sums due under the indenture and to provide the officers' certificates and opinions of counsel required under the indenture. At such time we will be deemed to have satisfied and discharged the indenture.

Governing Law

     The indenture and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Regarding the Trustee

     Information concerning the trustee for a series of debt securities will be set forth in the prospectus supplement relating to that series of debt securities.

     We may have normal banking relationships with the trustee in the ordinary course of business.

                          DESCRIPTION OF CAPITAL STOCK

     We have 80,000,000 authorized shares of capital stock, consisting of (a) 75,000,000 shares of common stock, having a par value of $.20 per share, and (b) 5,000,000 shares of preferred stock, having a par value of $1.00 per share. As of December 31, 2002, there were 43,339,400 shares of our common stock outstanding. No preferred stock is outstanding.

Common Stock

     Dividends are paid to the holders of our common stock, when, as and if declared by our board of directors. The provisions of our credit arrangements subject us to certain restrictions on the payment of dividends.

     In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our common stock will be entitled to share equally in our assets remaining after payment of all liabilities and after the holders of all series of outstanding preferred stock have received their liquidation preferences in full.

     The holders of our common stock have no preemptive subscription, conversion or redemption rights, and are not subject to further calls or assessments by us. There are no sinking fund provisions applicable to the common stock.

     Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters submitted to a vote of stockholders. Holders of common stock have no right to cumulate their votes in the election of directors.

Preferred Stock

     Preferred stock may be issued from time to time in one or more series, and our board of directors, without further approval of our stockholders, is authorized to fix the dividend rates and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. We could issue shares of preferred stock by this prospectus and, if we do, the related prospectus supplement will include a description of all of the terms of that stock and any securities into which the preferred stock may be convertible.

     The purpose of authorizing the board of directors to determine such rights, preferences, privileges and restrictions is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things:

     . decrease the amount of earnings and assets available for distribution to holders of common stock;

     . adversely affect the rights and powers, including voting rights, of holders of common stock; and

     . have the effect of delaying, deferring or preventing a change in control.

Stockholder Rights Agreement

     Each share of common stock includes one right ("right") entitling the registered holder to purchase from us one one-hundredth of a share (a "fractional share") of Series A Participating Cumulative Preferred Stock (the "preferred shares"), at a purchase price per fractional share of $70.00, subject to adjustment (the "purchase price").

     With certain exceptions, upon the earlier of (1) 10 days following the date we learn that a person or group of affiliated or associated persons (an "acquiring person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our outstanding shares of common stock, or (2) 10 business days following the commencement of a tender offer or exchange offer that would result in a person becoming an acquiring person, a "distribution date" will occur and the rights will be separated from the common stock. In certain circumstances, our board of directors may defer the distribution date. Certain inadvertent acquisitions will not result in a person becoming an acquiring person if the person promptly divests itself of sufficient common stock. Until the distribution date, (1) the rights are evidenced by the certificates representing outstanding shares of common stock and will be transferred with and only with such certificates, which contain a notation incorporating the rights agreement by reference, and (2) the surrender for transfer of any certificate for common stock will also constitute the transfer of the rights associated with the common stock represented by such certificate.

     The rights are not exercisable until the distribution date and will expire at the close of business 10 years after the rights are issued, unless earlier redeemed or exchanged by us as described below.

     As soon as practicable after the distribution date, rights certificates will be mailed to holders of record of the common stock as of the close of business on the distribution date and, from and after the distribution date, the separate rights certificates alone will represent the rights. All shares of common stock issued prior to the distribution date will be issued with rights. Shares of common stock issued after the distribution date in connection with certain employee benefit plans or upon conversion of certain securities will be issued with rights. Except as otherwise determined by the board of directors, no other shares of the common stock issued after the distribution date will be issued with rights.

     In the event (a "flip-in event") that a person becomes an acquiring person (except pursuant to a tender or exchange offer for all outstanding shares of common stock at a price and on terms that a majority of our independent directors determines to be fair to our stockholders and otherwise in our and our stockholders' best interests (a "permitted offer")), each holder of a right will thereafter have the right to receive, upon exercise of that right, the number of fractional shares equivalent to the number of shares of common stock (or, in certain circumstances, cash, property or other securities) having a market value equal to two times the purchase price. Notwithstanding the foregoing, following the occurrence of any flip-in event or flip-over event (as described below), all rights that are, or (under certain circumstances specified in the rights agreement) were, beneficially owned by or transferred to an acquiring person (or by certain related parties) will be null and void in the circumstances set forth in the rights agreement.

     In the event (a "flip-over event") that, at any time from and after the time an acquiring person becomes such, (1) we are acquired in a merger or other business combination transaction (other than certain mergers that follow a permitted offer) or (2) 50% or more of our assets or earning power is sold or transferred, each holder of a right (except rights that are voided as set forth above) shall thereafter have the right to receive, upon exercise, a number of shares of common stock of the acquiring company having a market value equal to two times the exercise price of the right as set by the board of directors. The number of outstanding rights associated with a share of common stock, or the number of preferred shares issuable upon exercise of a right and the purchase price, are subject to adjustment in the event of a stock dividend on, or a subdivision, combination or reclassification of, the common stock occurring prior to the distribution date. The purchase price payable, and the number of fractional shares of preferred shares or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution in the event of certain transactions affecting the preferred shares.

     At any time until 10 days following the first date of public announcement of the occurrence of a flip-in event, we may redeem the rights in whole, but not in part, at a price of $0.01 per right, payable, at our option, in cash, shares of common stock or such other consideration as our board of directors may determine. Immediately upon the effectiveness of the action of the board of directors ordering redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive the $0.01 redemption price.

     Until a right is exercised, the holder thereof, as such, will have no rights as a stockholder, including, without limitation, the right to vote or to receive dividends.

     Other than the redemption price, our board of directors may amend any of the provisions of the rights agreement as long as the rights are redeemable.

     The rights have certain antitakeover effects. They will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the rights may be to render more difficult or discourage any attempt to acquire us, even if that acquisition may be favorable to the interests of our stockholders. Because the board of directors can redeem the rights or approve a permitted offer, the rights should not interfere with a merger or other business combination approved by the board of directors. The rights were issued to protect our stockholders from coercive or abusive takeover tactics and inadequate takeover offers and to afford our board of directors more negotiating leverage in dealing with prospective acquirors.

Certain Other Possible Anti-takeover Provisions

     Our charter and Delaware law contain certain provisions that might be characterized as anti-takeover provisions. These provisions may make it more difficult to acquire control of us or remove our management.

Classified Board of Directors

     Our charter provides for the board of directors to be divided into three classes of directors serving staggered three-year terms, with the number of directors in each class to be as nearly equal as possible. As a result, about one-third of our directors are elected each year.

Issuance of Preferred Stock

     As described above, our charter authorizes a class of undesignated preferred stock consisting of 5,000,000 shares. The issuance of preferred stock could, among other things, make it more difficult for a third party to gain control of us.

Fair Price Provisions

     Our charter also contains certain "fair price provisions" designated to provide safeguards for stockholders when an "interested stockholder" (defined as a stockholder owning 5% or more of our voting stock) attempts to effect a "business combination" with us. The term "business combination" includes:

     . any merger or consolidation of us involving the interested stockholder,

     .    certain dispositions of our assets,

     . any issuance of our securities meeting certain threshold amounts, to the interested stockholder,

     . adoption of any plan of liquidation or dissolution of us proposed by the interested stockholder, and

     . any reclassification of our securities having the effect of increasing the proportionate share of ownership of the interested stockholder.

     In general, a business combination between us and the interested stockholder must be approved by the affirmative vote of 80% of the outstanding voting stock unless the transaction is approved by a majority of the members of the board of directors who are not affiliated with the interested stockholder or certain minimum price and form of consideration requirements are satisfied.

Delaware Business Combination Statute

     We are incorporated under the laws of the State of Delaware. Section 203 of the Delaware General Corporation Law prevents an "interested stockholder" (defined as a stockholder owning 15% or more of a corporation's voting stock) from engaging in a business combination with that corporation for a period of three years from the date the stockholder became an interested stockholder unless:

     . the corporation's board of directors had earlier approved either the business combination or the transaction by which the stockholder became an interested stockholder;

     . upon attaining that status, the interested stockholder had acquired at least 85% of the corporation's voting stock (not counting shares owned by persons who are directors and also officers); or

     . the business combination is later approved by the board of directors and authorized by a vote of two-thirds of the stockholders (not including the shares held by the interested stockholder).

     Since we have not amended our charter or by-laws to exclude the application of Section 203, its provisions apply to us. Accordingly, Section 203 may inhibit an interested stockholder's ability to acquire additional shares of common stock or otherwise engage in a business combination with us.

Advance Notice for Raising Business or Making Nominations at Meetings

     Our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual or special meeting at which directors are to be elected.

     Only such business may be conducted at an annual meeting of stockholders as has been brought before the meeting by, or at the direction of, the board of directors or by a stockholder who has given to our secretary timely written notice, in proper form, of the stockholder's intention to bring that business before the meeting. Only persons who are nominated by, or at the direction of, the board of directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to the secretary prior to a meeting at which directors are to be elected will be eligible for election as directors. The person presiding at the meeting will have the authority to make determinations whether a stockholder's notice complies with the procedures in our by-laws.

     To be timely, notice of business to be brought before an annual meeting or nominations of candidates for election as directors at an annual meeting is generally required to be received by our secretary not later than 90 days nor earlier than 120 days prior to the first anniversary of the prior years annual meeting date.

     The notice of any nomination for election as a director is required to set forth the information regarding that person required in our by-laws as well as by paragraphs (a), (e), and (f) of Item 401 of regulation S-K adopted by the SEC.

Transfer Agent and Registrar

     The transfer agent and registrar for the common stock is Mellon Investor Services, L.L.C.

                             DESCRIPTION OF WARRANTS

General

     We may issue warrants to purchase debt securities or warrants to purchase common stock or preferred stock. Warrants may be issued independently of or together with any other securities and may be attached to or separate from those securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent . The warrant agent will act solely as our agent in connection with any warrant and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants. The following summaries set forth certain general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

Debt Warrants

     The applicable prospectus supplement will describe the terms of any debt warrants, including the following:

     .    their title;

     .    the offering price, if any;

     .    the aggregate number of the debt warrants;

     . the designation and terms of the debt securities purchasable upon exercise of the debt warrants;

     . if applicable, the designation and terms of the securities with which the debt warrants are issued and the number of the debt warrants issued with each such security;

     . if applicable, the date from and after which the debt warrants and any securities issued with the debt warrants will be separately transferable;

     . the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

     . the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

     . if applicable, the minimum or maximum amount of the debt warrants which may be exercised at any one time;

     . whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

     .    information with respect to book-entry procedures, if any;

     . the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

     . if applicable, a discussion of certain United States federal income tax considerations;

     .    the antidilution provisions of the debt warrants, if any;

     . the redemption or call provisions, if any, applicable to the debt warrants; and

     . any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Stock Warrants

     The applicable prospectus supplement will describe the terms of any stock warrants, including the following:

     .    their title;

     .    the offering price, if any;

     .    the aggregate number of the stock warrants;

     . if applicable, the designation, number of shares and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of the stock warrants;

     . if applicable, the date from and after which the stock warrants and any securities issued with the stock warrants will be separately transferable;

     . the number of shares of common stock, or preferred stock purchasable upon exercise of a stock warrant and the price at which the shares may be purchased upon exercise;

     . the date on which the right to exercise the stock warrants will commence and the date on which the right will expire;

     . if applicable, the minimum or maximum amount of the stock warrants which may be exercised at any one time;

     . the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

     . if applicable, a discussion of certain United States federal income tax considerations;

     .    the antidilution provisions of the stock warrants, if any;

     . the redemption or call provisions, if any, applicable to the stock warrants; and

     . any additional terms of the stock warrants, including terms, procedures and limitations relating to the exchange and exercise of the stock warrants.

                        DESCRIPTION OF PURCHASE CONTRACTS

     We may issue purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of debt securities or a specified number of shares of common stock or preferred stock or any of the other securities that we may sell under this prospectus (or a range of principal amount or number of shares pursuant to a predetermined formula) at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders' obligations to purchase the relevant securities under the purchase contracts.

     The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner and in some circumstances we may deliver newly issued prepaid purchase contracts, often referred to as "prepaid securities," upon release to a holder of any collateral securing such holder's obligations under the original purchase contract.

     The applicable prospectus supplement will describe the terms of any purchase contracts or purchase units and, if applicable, such other securities or obligations. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements, relating to the purchase contracts.

                              DESCRIPTION OF UNITS

     We may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:

     . the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and/or common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

     .    a description of the terms of any unit agreement governing the units;
          and

     . a description of the provisions for the payment, settlement, transfer or exchange of the units.

                              PLAN OF DISTRIBUTION

     We may sell offered securities in any one or more of the following ways from time to time

     .    through agents,

     .    to or through underwriters,

     .    through dealers,

     .    directly to purchasers, or

     . through a combination of these methods or through any other method permitted by law.

Any underwriter, dealer or agent may be deemed to be an "underwriter" within the meaning of the Securities Act.

     The prospectus supplement with respect to the offered securities will set forth the terms of the offering, including

     .    the name or names of any underwriters, dealers or agents,

     .    the purchase price and the proceeds to us from the sale,

     . any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation,

     . any over-allotment options under which underwriters may purchase additional securities from us,

     . any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers, or

     . any trading market or securities exchange on which the offered securities may be listed.

Any initial public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The distribution of the offered securities may be effected from time to time in one or more transactions:

     .    at a fixed price or prices (which may be changed),

     .    at market prices prevailing at the time of sale,

     .    at prices related to such prevailing market prices, or

     .    at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the offered securities will be named, and any commissions payable by us to the agent will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, the agent will be acting on a reasonable best efforts basis for the period of its appointment.

     If offered securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Our offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchase.

     We may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price, with additional underwriting discounts or commissions, as may be set forth in the prospectus supplement relating thereto. If we grant any over-allotment option, the terms of the over-allotment option will be set forth in the prospectus supplement relating to the offered securities.

     If a dealer is utilized in the sales of offered securities we will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by the dealer at the time of resale. The dealer may be deemed to be an underwriter, as the term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

     Offers to purchase offered securities may be solicited directly by us and the sale may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of the sales will be described in the related prospectus supplement.

     Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, acting as principals of their own accounts or as agents for us. Any such remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

     Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make.

     Each class or series of securities will be a new issue of securities with no established trading market, other than our common stock, which is listed on the New York Stock Exchange. We may elect to list any other class or series of securities on any exchange, but are not obligated to do so. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

                                  LEGAL MATTERS

     The validity of the offered securities will be passed upon for us by Conner & Winters, P.C., Tulsa, Oklahoma, and for any underwriters, dealers or agents by a firm named in the prospectus supplement relating to the particular securities. Lynnwood R. Moore, Jr., a shareholder of Conner & Winters, P.C., owns directly or indirectly, 4,500 shares of our common stock.

                                     EXPERTS

     The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K of Unit Corporation for the year ended December 31, 2002, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     Certain information with respect to our oil and gas reserves derived from the reports of Ryder Scott Company, L.P. independent consulting petroleum engineers, has been included and incorporated by reference into this document on the authority of that firm as an expert with respect to matters covered by such reports and in giving such reports.

     The consolidated financial statements of CDC Drilling Company at June 30, 2001 and for the year then ended appearing in Unit Corporation's Current Report on Form 8-K/A filed September 20, 2002 and incorporated by reference in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference herein. Such financial statements have been incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                             INDEPENDENT ACCOUNTANTS

     With respect to our unaudited consolidated financial information for the three month periods ended March 31, 2002 and 2003 and the three and six month periods ended June 30, 2002 and 2003, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated April 22, 2003 and July 23, 2003, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that unaudited consolidated financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited consolidated financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

                       WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports, proxy statements and other information and documents with the SEC. You may read and copy any document we file with the SEC at:

     . the public reference room maintained by the SEC in: Washington, D.C. (450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549). Copies of such materials can be obtained from the SEC's public reference section at prescribed rates. You may obtain information on the operation on the public reference rooms by calling the SEC at (800) SEC-0330, or

     .    the SEC website located at www.sec.gov.

     This prospectus is one part of a registration statement filed on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under "Documents Incorporated By Reference" below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety buy such reference.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The SEC allows us to "incorporate by reference" certain information in documents we file with them, which means that we can include important information in this prospectus or any supplement by referring the reader to those documents. We incorporate by reference all of the following documents:

     . our Annual Report on Form 10-K for the fiscal year ended December 31, 2002;

     .    our Quarterly Report on Form 10-Q for the quarter ended March 31,
          2003;

     .    our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003;

     . our definitive proxy statement on Schedule 14A filed on March 21, 2003;

     . our Current Report on Form 8-K filed August 27, 2002, as amended on September 20, 2002, in connection with the acquisition of CREC Equipment Company and CDC Drilling Company;

     . our Current Report on Form 8-K filed July 1, 2003, in connection with our pending transaction with PetroCorp Incorporated; and

     . the rights plan, between us and Mellon Investor Services LLC, as rights agent, contained in Form 8-A filed with the SEC on May 23, 1995, as amended by Amendment No. 1 thereto filed with the SEC on August 23, 2001 and Amendment No. 2 filed on March 21, 2003. The rights plan and the rights agreement relate to the rights to purchase Series A Participating Cumulative Preferred Stock.

     We also incorporate by reference all of our filings with the SEC made pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (1) after the initial filing of the registration statement that contains this prospectus and before its effectiveness and (2) until we have sold all of the securities to which this prospectus relates or the offering is otherwise terminated. Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     We will provide at no cost to each holder, including any beneficial owner of the offered securities, to whom this prospectus or any supplement is delivered, a copy of such reports and any or all of the information that has been incorporated by reference but not delivered with this prospectus or any supplement. Please direct your oral or written request to Mark E. Schell, Senior Vice President, Secretary and General Counsel, at our principal executive offices located at:

                             1000 Kensington Tower I
                                7130 South Lewis
                              Tulsa, Oklahoma 74136
                                 (918) 493-7700

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses payable by us in connection with the offering described in this registration statement (other than underwriting discounts and commissions) are as follows:

SEC registration fee...............................................    $20,225
Printing and shipping expenses.....................................    $28,000
Accounting fees and expenses.......................................          *
Legal fees and expenses............................................          *
Trustee's and transfer agent's fees and expenses...................          *
Fees of rating agencies............................................          *
Miscellaneous......................................................          *

         Total.....................................................          *
--------------------
*To be provided for by amendment.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 4 of our amended and restated by-laws provides for indemnification of any person who is, or is threatened to be made, a witness in or a party to any proceeding by reason of his or her position as one of our directors, officers, or employees, to the extent authorized by applicable law including, but not limited to, the Delaware General Corporation Law. Pursuant to Section 145 of the Delaware General Corporation Law, a corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of a corporation, however, indemnification is generally limited to attorney's fees and other expenses and is not available if such person is adjudged to be liable to the corporation unless the court determines that indemnification is appropriate. In addition, a corporation has the power to purchase and maintain insurance for such persons. Article 4 of our by-laws also expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted to present and former directors, officers, employees and agents, under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

     Article Nine of our charter eliminates in certain circumstances the monetary liability of our directors for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director,

     . for a breach of the director's duty of loyalty to us or to our stockholders;

     . for acts or omissions not in good faith or which involve intentional misconduct or known violation of law;

     . under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law); or

     . for transactions from which the director derived an improper personal benefit.

     We have purchased directors and officers liability insurance that would indemnify our directors and officers against damages arising out of certain kinds of claims that might be made against them based on their negligent acts or omissions while acting in their capacity as such.

     The above discussion of our charter, by-laws and of Section 145 of the Delaware General Corporation Law is not exhaustive and is qualified in its entirety by our charter, our by-laws and statute.

ITEM 16. EXHIBITS.

Exhibit
Number                               Description of Exhibits
                                     -----------------------

1.1   --  Form of Underwriting Agreement for equity securities (to be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering))
1.2 -- Form of Underwriting Agreement for debt securities (to be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering))
3.1 -- Restated Certificate of Incorporation of Unit Corporation (incorporated by reference to Exhibit 3.1 to our Form 8-K dated
          June 29, 2000 filed with the SEC on June 29, 2000)
3.2   --  By-Laws of Unit Corporation (incorporated by reference to Exhibit
          3.2 to our Registration Statement on Form S-3, Registration
          No. 333-83551)
4.1 -- Form of Common Stock Certificate of Unit Corporation (incorporated by reference to Exhibit 4.1 to our Registration Statement on
          Form S-3, Registration No. 333-83551)
4.2 -- Rights Agreement between the Company and Mellon Investor Services LLC, Rights Agent (incorporated by reference to Exhibit 1 to our Form 8-A filed with the SEC on May 23, 1995, as amended by Amendment No. 1 thereto filed with the SEC on August 23, 2001 and a Second Amendment, Exhibit 4.2.8 to our Form 10-K filed on March 21, 2003)
4.3 -- Form of Indenture (Debt Securities) (previously filed with this Registration Statement)
4.4 -- Form of senior debt security (to be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering)
4.5 -- Form of subordinated debt security (to be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering)
4.6 -- Form of Warrant (to be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering)
4.7 -- Form of Purchase Contract.(to be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering)
4.8   --  Form of Purchase Contract Certificate (included in Exhibit 4.7).
5     --  Opinion of Conner & Winters, P.C., Tulsa, Oklahoma regarding the legality of the securities (previously filed with this Registration Statement)
12    --  Computation of Ratio of Earnings to Fixed Charges (filed herewith)
15    --  Letter on unaudited interim financial information (filed herewith)
23.1 -- Consent of PricewaterhouseCoopers LLP, independent accountants (filed herewith)
23.2 -- Consent of Conner & Winters, P.C. (previously filed with this Registration Statement)
23.3  --  Consent of Ryder Scott, independent petroleum engineer
         (filed herewith)
23.4  --  Consent of Ernst & Young LLP (filed herewith)
24.1 -- Power of Attorney (included on the signature page to this registration statement)
25.1 -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 relating to the Indenture (Debt Securities) (to be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering)




ITEM 17. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 ("Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                     provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange
          Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under
          Item 15 above, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (d)  The undersigned Registrant undertakes that:

                    (1) For purposes of determining any liability under the
               Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                    (2) For the purpose of determining any liability under the
               Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on October 2, 2003.


                                 Unit Corporation

                                 By:      Larry D. Pinkston
                                          -----------------
                                          Larry D. Pinkston,
                                          President and Chief Financial Officer




     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to registration statement has been signed by the following persons in the capacities indicated on October 2, 2003.

                    Name                         Capacities


                                         Chairman of the Board and
         John G. Nikkel*                 Chief Executive Officer
---------------------------------        and Director
John G. Nikkel


         Earle Lamborn*                  Senior Vice President and
---------------------------------        Director
Earle Lamborn

                                         President,
         Larry D. Pinkston               Treasurer and
---------------------------------        Chief Financial Officer
Larry D. Pinkston                        (Principal Financial Officer)


                                         Controller
         Stanley W. Belitz*              (Principal Accounting Officer)
---------------------------------
Stanley W. Belitz


         William B. Morgan*              Director
---------------------------------
William B. Morgan


                                         Director
---------------------------------
Don Cook


         J. Michael Adcock*              Director

---------------------------------
J. Michael Adcock


                                         Director
---------------------------------
John S. Zink


         John H. Williams*               Director
---------------------------------
John H. Williams


         King P. Kirchner*               Director
---------------------------------
King P. Kirchner



*By:  /s/ Mark E. Schell
      ------------------
          Mark E. Schell
          Attorney-in-fact

                                INDEX TO EXHIBITS



Exhibit
Number                             Description of Exhibits
                                   -----------------------

1.1   --  Form of Underwriting Agreement for equity securities (to be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering))
1.2 -- Form of Underwriting Agreement for debt securities (to be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering))
3.1 -- Restated Certificate of Incorporation of Unit Corporation (incorporated by reference to Exhibit 3.1 to our Form 8-K dated
          June 29, 2000 filed with the SEC on June 29, 2000)
3.2   --  By-Laws of Unit Corporation (incorporated by reference to Exhibit
          3.2 to our Registration Statement on Form S-3, Registration No. 333-83551)
4.1 -- Form of Common Stock Certificate of Unit Corporation (incorporated by reference to Exhibit 4.1 to our Registration Statement on Form S-3, Registration No. 333-83551)
4.2 -- Rights Agreement between the Company and Mellon Investor Services LLC, Rights Agent (incorporated by reference to Exhibit 1 to our Form 8-A filed with the SEC on May 23, 1995, as amended by Amendment No. 1 thereto filed with the SEC on August 23, 2001 and a Second Amendment, Exhibit 4.2.8 to our Form 10-K filed on March 21, 2003)
4.3 -- Form of Indenture (Debt Securities) (previously filed with this Registration Statement)
4.4 -- Form of senior debt security (to be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering)
4.5 -- Form of subordinated debt security (to be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering)
4.6 -- Form of Warrant (to be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering)
4.7 -- Form of Purchase Contract.(to be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering)
4.8   --  Form of Purchase Contract Certificate (included in Exhibit 4.7).
5     --  Opinion of Conner & Winters, P.C., Tulsa, Oklahoma regarding the legality of the securities (previously filed with this Registration Statement)
12    --  Computation of Ratio of Earnings to Fixed Charges (filed herewith)
15    --  Letter on unaudited interim financial information (filed herewith)
23.1 -- Consent of PricewaterhouseCoopers LLP, independent accountants (filed herewith)
23.2 -- Consent of Conner & Winters, P.C. (previously filed with this Registration Statement)
23.3  --  Consent of Ryder Scott, independent petroleum engineer
         (filed herewith)
23.4  --  Consent of Ernst & Young LLP (filed herewith)
24.1 -- Power of Attorney (included on the signature page to this registration statement)
25.1 -- Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 relating to the Indenture (Debt Securities) (to be filed by amendment or as an exhibit to a Current Report on Form 8-K in connection with a specific offering)